EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 24, 1997, with respect to the Statement of Revenues and Direct Operating Expenses of the Working Interest in Mobile Area Block 864 Unit acquired by Callon Petroleum Operating Company for the year ended December 31, 1996 included in Amendment No. 1 to the Registration Statement (Form S-2 No. 333-39401) and related Prospectus of Callon Petroleum Company for the registration of 2,300,000 shares of its common stock.

                                                         /s/  ERNST & YOUNG LLP

Houston, Texas
November 20, 1997